Exhibit 5.1

The Tower at Peabody Place

100 Peabody Place, Suite 1300

Memphis, Tennessee 38103

(901) 543-5900

December 8, 2016

Board of Directors

Mid-America Apartment Communities, Inc.

6584 Poplar Avenue, Suite 300

Memphis, Tennessee 38138

Re:	Mid-America Apartment Communities, Inc. | Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) registering up to 108,198 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) to be issued pursuant to the Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan (the “Plan”). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K and the instructions to the Registration Statement.

We are familiar with the proceedings to date with respect to the proposed offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion. In rendering this opinion, we have relied as to certain matters on statements, representations and other information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

On the basis of the foregoing, we are of the opinion that:

1.     The Company is a corporation duly incorporated and existing under the laws of the State of Tennessee and is in good standing with the Secretary of State of the State of Tennessee.

2.    The shares of Common Stock issuable in connection with the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the corporate laws of the State of Tennessee. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is furnished to you in connection with the filing of the Registration Statement. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/ Bass, Berry & Sims PLC